Exhibit (c)(4)

Jefferies & Company, Inc. Member SIPC Presentation to the Special Committee of the Board of Directors Regarding the Proposed Transaction September 2010 / Confidential

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the "Special Committee”) of Internet Brands (“Isis” or the “Company”) by Jefferies & Company, Inc. (“Jefferies”).  These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws.  The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies.  Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information.    Jefferies does not provide accounting, tax, legal or regulatory advice.  In addition, Jefferies and the Company mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions an other tax analyses) related thereto, without Jefferies imposing any limitation of any kind.  i

Executive Summary 1

Valuation At Various Prices ($Millions) Market data as of 9/13/2010. Based on common shares outstanding as provided by Management on September 1, 2010. Assumes exercise of options consistent with the treasury method. Balance sheet as of 6/30/2010. Implied premium to average trading prices represent stated time period prior to market date. One month assumes 20 trading days. 2 Transaction Premium Metrics 20.0% 25.0% 30.0% 35.0% 38.5% 40.0% 45.0% 50.0% Share Price on 9/13/10 (1) $9.64 11.57 $ 12.05 $ 12.53 $ 13.01 $ 13.35 $ 13.50 $ 13.98 $ 14.46 $ Fully Diluted Shares Outstanding (2) 47.8 47.8 47.8 47.9 47.9 47.9 47.9 47.9 Equity Value 552.7 $ 576.1 $ 599.5 $ 622.8 $ 639.1 $ 646.2 $ 669.6 $ 693.0 $ Less: Net Cash (3) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) Enterprise Value 494.3 $ 517.7 $ 541.1 $ 564.4 $ 580.7 $ 587.8 $ 611.2 $ 634.6 $ Implied Premium To: (4) 1 Month Average (%) 10.37 $ 11.5% 16.2% 20.8% 25.4% 28.7% 30.1% 34.7% 39.4% 3 Month Average (%) 10.48 $ 10.4% 15.0% 19.6% 24.2% 27.4% 28.8% 33.4% 38.0% 6 Month Average (%) 10.40 $ 11.2% 15.9% 20.5% 25.1% 28.4% 29.8% 34.4% 39.0% 1 Year Average (%) 9.14 $ 26.6% 31.9% 37.1% 42.4% 46.1% 47.7% 53.0% 58.2% Implied Multiples LTM Revenue (x) 4.6x 4.8x 5.0x 5.3x 5.4x 5.5x 5.7x 5.9x LTM EBITDA (x) 11.1x 11.6x 12.1x 12.6x 13.0x 13.2x 13.7x 14.2x 2010E Revenue (x) 4.3x 4.5x 4.7x 4.9x 5.0x 5.1x 5.3x 5.5x 2010E EBITDA (x) 10.4x 10.9x 11.4x 11.9x 12.3x 12.4x 12.9x 13.4x 2011E Revenue (x) 3.6x 3.8x 4.0x 4.1x 4.2x 4.3x 4.5x 4.6x 2011E EBITDA (x) 8.5x 8.9x 9.3x 9.7x 10.0x 10.2x 10.6x 11.0x Median of Select Public Company Comparables Multiple 2010E EBITDA (x) 8.1x 2011E EBITDA (x) 7.3x

# Valuation Summary

($ Millions, except per share figures)

| Methodology (1) | Implied Isis Equity Price Per Share (Low) | Implied Isis Equity Price Per Share (High) | Relevant Metrics |
|---|---|---|---|
| **Comparable Company Analysis** | | | |
| CY 2010 Revenue | $7.30 | $8.49 | 2.5x - 3.0x Multiple of CY2010E Revenue of $115.1M |
| CY 2011 Revenue | $6.44 | $7.85 | 1.8x - 2.3x Multiple of CY2011E Revenue of $136.7M |
| CY 2010 EBITDA | $9.68 | $11.64 | 8.5x - 10.5x Multiple of CY2010E EBITDA of $47.4M |
| CY 2011 EBITDA | $10.33 | $12.72 | 7.5x - 9.5x Multiple of CY2011E EBITDA of $57.9M |
| CY 2010 P / E | $5.59 | $6.79 | 14.0x - 17.0x Multiple of CY2010E EPS of $0.40M |
| CY 2011 P / E | $6.46 | $7.95 | 13.0x - 16.0x Multiple of CY2011E EPS of $0.50M |
| **Transaction Comparables** | | | |
| *Select Digital Media Transactions* (2) | | | |
| TTM TEV / Revenue | $8.02 | $10.24 | 3.0x – 4.0x Multiple of TTM Revenue of $107.5M |
| TTM TEV / EBITDA | $11.51 | $13.36 | 11.0x - 13.0x Multiple of TTM EBITDA of $44.7M |
| *Selected Financial Sponsor Transactions* (3) | | | |
| TTM TEV / Revenue | $5.79 | $8.02 | 2.0x - 3.0x Multiple of TTM Revenue of $107.5M |
| TTM TEV / EBITDA | $8.74 | $10.59 | 8.0x - 10.0x Multiple of TTM EBITDA of $44.7M |
| **Premiums Paid Analysis** (4) | | | |
| 1 Day Prior to Announcement | $11.72 | $13.25 | 21.6% - 37.4% One Day Share Price Premium to $9.64(5) |
| 20 Days Prior to Announcement | $12.50 | $14.99 | 21.7% - 46.0% 20 Days Share Price Premium to $10.27(5) |
| **Present Value of Future Share Price** | | | |
| PV of Future Share Price Analysis | $10.79 | $14.03 | 7.5x – 9.5x Forward EBITDA Multiple; 12.1% – 15.0% Discount Rate(6) |
| **Discounted Cash Flow** | | | |
| DCF Analysis | $11.17 | $14.81 | 7.5x – 9.5x TTM EBITDA Multiple for Terminal Value; 12.1% – 15.0% Discount Rate(6) |
| **Leveraged Buyout Analysis** | | | |
| Leveraged Buyout Analysis | $8.95 | $11.51 | 18.0% – 22.0% Target IRR; 7.5x – 9.5x TTM EBITDA Multiple for Exit |

$13.35 Price Per Share

Axis: $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00

Note: Trailing Twelve Months ("TTM") for the period ending June 30, 2010 defined as the last twelve months of financial performance.
(1) Valuation figures based on market close as of 9/13/2010. Management estimates through 2015E.
(2) Transaction Comparables include selected digital media transactions announced since June 30, 2008.
(3) Transaction Comparables include select software & digital media transactions by financial sponsors announced since January 1, 2009.
(4) Premiums Paid comparables include selected public technology transactions announced since January 1, 2008 with Equity Consideration between $500 million and $1 billion.
(5) Implied equity price per share applies 25th – 75th range of premiums to the one and twenty day prior prices.
(6) WACC derived from beta range of public comparable companies, calculated WACC of 12.09% sensitized for a range of 12.1% - 15.0%.

Project ISIS / September 2010 3 Jefferies

# Comparable Company Analysis

($Millions)

Operating Metrics

### CY2010E Revenue Growth


Median(1) = 9.0%
GOOG 19.7%
TZOO 15.9%
ISIS 15.3%
QNST 14.6%
JEF Internet Index 12.1%
TTGT 11.1%
KNOT 7.0%
YHOO 2.1%
ANSW (2.2)%
AOL (26.7)%

### CY2011E Revenue Growth


Median(1) = 7.7%
ISIS 18.8%
GOOG 15.4%
TTGT 12.1%
JEF Internet Index 12.1%
TZOO 8.2%
KNOT 8.1%
QNST 7.3%
YHOO 3.6%
ANSW (1.3)%
AOL (14.3)%

### CY2010E EBITDA Margin


Median(1) = 23.5%
GOOG 45.2%
ISIS 41.2%
AOL 30.6%
ANSW 27.4%
YHOO 25.6%
QNST 21.3%
TTGT 20.9%
JEF Internet Index 20.6%
TZOO 19.1%
KNOT 11.0%

### CY2011E EBITDA Margin


Median(1) = 24.5%
GOOG 46.6%
ISIS 42.4%
ANSW 26.9%
YHOO 26.8%
AOL 25.7%
TTGT 23.3%
QNST 21.4%
JEF Internet Index 20.9%
TZOO 17.4%
KNOT 10.8%

Valuation Metrics

### CY2010E Revenue Multiples


Median(1) = 1.5x
GOOG 4.5x
ISIS 3.5x
TZOO 2.9x
YHOO 2.3x
JEF Internet Index 1.6x
TTGT 1.5x
QNST 1.5x
KNOT 1.3x
ANSW 1.2x
AOL 0.9x

### CY2011E Revenue Multiples


Median(1) = 1.4x
GOOG 3.9x
ISIS 2.9x
TZOO 2.7x
YHOO 2.2x
TTGT 1.4x
QNST 1.4x
JEF Internet Index 1.3x
ANSW 1.3x
KNOT 1.2x
AOL 1.0x

### CY2010E EBITDA Multiples


Median(1) = 8.1x
TZOO 15.6x
KNOT 11.7x
GOOG 10.0x
JEF Internet Index 9.5x
YHOO 8.8x
ISIS 8.5x
TTGT 7.4x
QNST 6.9x
ANSW 4.5x
AOL 2.9x

### CY2011E EBITDA Multiples


Median(1) = 7.3x
TZOO 15.8x
KNOT 11.0x
GOOG 8.4x
YHOO 8.1x
JEF Internet Index 7.6x
ISIS 6.9x
QNST 6.4x
TTGT 5.9x
ANSW 4.7x
AOL 4.0x

Note: As of 9/13/2010. Isis preliminary projections from Isis management and include acquisitions. Comparable projections from selected analyst reports. EBITDA and EPS estimates adjusted for stock-based comp. and non-recurring items. Trailing Twelve Months ("TTM") for the period ending June 30, 2010 defined as the last twelve months of financial performance.

(1) Median does not include Isis or Jefferies Internet Index. Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector.

Project ISIS / September 2010 4 Jefferies

Isis Recent Trading History 5

Summary Observations Isis completed an Initial Public Offering at $8.00 per share on November 16, 2007 Isis’s stock price rose approximately 146% from trough to peak; historical stock price high is $11.22 (May 17, 2010) Isis Historical Stock Price Performance (1) Historical Daily Closing Share Price and Volume Performance From November 16, 2007 (IPO Date) to September 13, 2010 8 7/29/2010: Reports Q2 EPS of $0.10, $0.03 better than the analyst estimate of $0.07 9 7/30/2009: Exceeds Q2 consensus EPS of $0.05 7 4/29/2009: Reports Q1 EPS of $0.05, $0.01 better than the analyst estimate of $0.04 6 5/7/2008: Joseph Rosenblum named CTO 3 1 11/16/2007: Announces the pricing of its initial public offering of common stock at $8.00 per share on the NASDAQ 4 8/6/2008: Expands Shopping and Careers verticals through the acquisition of 12 new websites  12/21/2007: Added to the Russell 2000 and 3000 Indices 2 8/29/2008: Scott Friedman named CFO 5 6 2 3 1 4 9 5 Current Share Price: $9.64  Historical Median: $7.22 Historical Average: $7.49 Historical High: $11.22 Historical Low: $4.57 8 7 (1) Source: Capital IQ, Company public filings and press releases. 2/18/2010: Isis grows health and home verticals with seven acquisitions 6

LTM VWAP Analysis Price / Volume Market Snapshot Current $ 9.64 1-Year VWAP $9.11 20-Day VWAP $10.24 52-Week High Close $ 11.22 52-Week Low Close $ 6.91 ADTV 124.2 Market Perspective Stock’s 50-day moving average is well above its 200-day moving average Current share price reflects higher end of trading band over past 12 months Shares currently trading above LTM VWAP and at approximately the 50-day moving average of $10.49 Source: Capital IQ. Isis Market Activity & LTM Trading Summary 7

Isis Relative Trading Performance (September 13, 2009 – September 13, 2010) (1) Source: Capital IQ. (2) Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector. (3) Selected Public Company Comparables Index includes GOOG, AOL, ANSW, YHOO, TZOO, TTGT, QNST, and KNOT. Index Performance (1) Isis  26.8% JEF Internet Index (2)  15.9% NASDAQ  9.3% Select Public Company Index (3)  (1.8%) Isis Compared With Broader Indices  8

Current Shareholder Base (1)Source: Management data as of September 1, 2010. (2) 20:1 voting on class B shares. Shareholder Base Analysis Investor Voting Breakdown Insider vs. Non-Insider Voting Breakdown (2)  9 Investor Name (Class A Shares) (Class B Shares) Voting Idealab Holdings LLC 5,766,797 3,025,000 66,266,797 Polaris Venture Partners 4,474,799 4,474,799 Robert N Brisco 3,597,135 3,597,135 Capital World Investors 3,272,895 3,272,895 Dimensional Fund 2,254,319 2,254,319 Redpoint Ventures 2,072,379 2,072,379 Battery Ventures 1,703,584 1,703,584 BlackRock Global Investors 1,332,887 1,332,887 Capital Research Global Investors 1,271,308 1,271,308 Special Situations Funds 1,194,041 1,194,041 RS Investment Management 1,176,052 1,176,052 Saints Capital 1,146,676 1,146,676 Vanguard Group 1,113,533 1,113,533 Northern Trust Investments 693,745 693,745 Shannon River Partners 654,633 654,633 AP Capital Holdings II Llc 650,000 650,000 Century Capital Management 642,386 642,386 State Street Global Advisors 602,592 602,592 Pyramis Global Advisors 529,129 529,129 Crosslink Capital 491,800 491,800 Other Investors Under 490,000 Shares 6,480,958 6,480,958 Unidentified Street Class A Shares 2,180,580 2,180,580 Total 43,302,228 3,025,000 103,802,228 Holdings

Valuation Analysis 10

Isis Valuation Analysis Jefferies’ approach to valuing the Company utilizes several methodologies, including: Public Company Comparables Analysis, a method of valuing an entity relative to publicly–traded companies with similar products or services, similar operating or financial characteristics, or similar customers or markets Jefferies reviewed eight public company comparables including selected internet & digital media companies with operating profiles similar to that of Isis Transaction Comparables Analysis, a method of valuing an entity relative to recent merger and acquisition (“M&A”) transactions involving companies having similar products or services, similar operating or financial characteristics, or similar customers or markets Jefferies reviewed two sets of transaction comparables including twelve selected software & digital media transactions by financial sponsors announced since January 1, 2009 and twelve selected digital media transactions announced since June 30, 2008 Premiums Paid Analysis, a method of valuing an entity by analyzing the premiums paid in selected M&A transactions with public sellers Jefferies reviewed a set of twelve selected public technology transactions with equity consideration between $500 million and $1 billion at announcement since January 1, 2008 Discounted Future Share Price, a method of valuing potential future share price based on Company projections and constant multiples discounted at the Company’s WACC Jefferies reviewed the share prices based on 2011 EBITDA multiples using 2013E Company figures Discounted Cash Flow Analysis, a method of valuing an entity relative to the present value of future cash flows subject to the Company’s Weighted Average Cost of Capital (“WACC”) A sensitivity table displays implied per share value based on a range of terminal growth rates and discount rates Leveraged Buyout Analysis, a method of valuing an entity for a "financial buyer", based on the forecasted financial performance of the business and a fixed range of acceptable returns A sensitivity table displays sponsor returns at various entry and exit multiples Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein Note: Due to availability of data, date ranges or transaction thresholds may vary between sets. 11

# Isis Historical and Projected Income Statement

Consolidated Income Statement: FY ending December 31

($ Millions)

| Consolidated Income Statement | CY2009A | CY2010E | CY2011P | CY2012P | CY2013P | CY2014P | CY2015P | 2011-2015 CAGR |
|---|---|---|---|---|---|---|---|---|
| **Consumer Internet** | $ 66.2 | $ 79.3 | $ 97.7 | $ 117.3 | $ 137.3 | $ 157.7 | $ 179.1 | *16.4%* |
| **Licensing** | 33.6 | 35.7 | 39.0 | 41.6 | 44.4 | 47.6 | 51.1 | *7.0%* |
| **Total Revenue** | **$ 99.8** | **$ 115.1** | **$ 136.7** | **$ 158.9** | **$ 181.7** | **$ 205.3** | **$ 230.1** | ***13.9%*** |
| *% Growth* | | *15.3%* | *18.8%* | *16.3%* | *14.3%* | *13.0%* | *12.1%* | |
| Cost of Revenue | 18.8 | 20.7 | 22.6 | 23.9 | 25.1 | 26.4 | 27.7 | |
| **Gross Profit** | **$ 81.0** | **$ 94.3** | **$ 114.0** | **$ 135.0** | **$ 156.5** | **$ 178.9** | **$ 202.4** | ***15.4%*** |
| *Gross Margin* | *81.2%* | *82.0%* | *83.4%* | *85.0%* | *86.2%* | *87.1%* | *88.0%* | |
| Operating Expenses | 60.7 | 70.1 | 80.0 | 89.0 | 100.6 | 112.8 | 125.8 | |
| **Operating Income** | **$ 20.2** | **$ 24.2** | **$ 34.1** | **$ 46.1** | **$ 56.0** | **$ 66.1** | **$ 76.6** | ***22.5%*** |
| *Operating Margin* | *20.3%* | *21.1%* | *24.9%* | *29.0%* | *30.8%* | *32.2%* | *33.3%* | |
| Other Income / (Expense) | (0.3) | 2.8 | 0.3 | 0.3 | 0.3 | 0.4 | 0.4 | |
| Pre-Tax Income | 19.9 | 27.1 | 34.3 | 46.4 | 56.3 | 66.5 | 77.0 | |
| Taxes (1) | 7.5 | 11.0 | 13.9 | 18.8 | 22.8 | 26.9 | 31.2 | |
| **Net Income** | **$ 12.4** | **$ 16.1** | **$ 20.4** | **$ 27.6** | **$ 33.5** | **$ 39.6** | **$ 45.8** | ***22.4%*** |
| *Net Margin* | *12.4%* | *14.0%* | *15.0%* | *17.4%* | *18.4%* | *19.3%* | *19.9%* | |
| **Adjusted EBITDA(2)** | **$ 40.1** | **$ 47.4** | **$ 57.9** | **$ 69.9** | **$ 81.6** | **$ 92.8** | **$ 104.6** | ***15.9%*** |
| *Adjusted EBITDA Margin* | *40.2%* | *41.2%* | *42.4%* | *44.0%* | *44.9%* | *45.2%* | *45.4%* | |
| **Capital Expenditures** | **$ 34.1** | **$ 13.4** | **$ 15.0** | **$ 16.6** | **$ 18.1** | **$ 19.6** | **$ 21.2** | |
| **Free Cash Flow (3)** | **$ 6.0** | **$ 34.0** | **$ 42.9** | **$ 53.3** | **$ 63.5** | **$ 73.1** | **$ 83.4** | ***18.1%*** |
| Future Acquisitions | - | 30.0 | 30.0 | 30.0 | 30.0 | 30.0 | 30.0 | |
| **Free Cash Flow After Acquisitions** | **$ 6.0** | **$ 4.0** | **$ 12.9** | **$ 23.3** | **$ 33.5** | **$ 43.1** | **$ 53.4** | ***42.7%*** |

Source: Financial projections provided by Isis Management. Historical information from public company filings.
(1) Assumed Company guided tax rate of 40.5%.
(2) EBITDA adjusted for stock based compensation expense.
(3) Free Cash Flow (FCF) defined as EBITDA less capital expenditures.

Project ISIS / September 2010

12

Jefferies

(1) Source: Select analyst research. (2) Figures shown from management estimates and historical company filings. (3) EPS estimates adjusted for stock based compensation expense. Management Long-term Plan Vs. Street Research(1) ($ Millions, except per share figures) Date Source of Projections(1) Stock Price 9/13/10 Opinion 12 Mo. Target Rev. Estimates EPS Estimates FY2010 FY2011 FY2010 FY2011 7/30/2010 Canaccord Genuity $9.64 Buy $12.50 $114  $124  $0.32  $0.36  7/30/2010 Gleacher & Company Buy $14.00 $114  $125  $0.32  $0.36  8/2/2010 Imperial Capital Outperform NA $115  $131  $0.39  $0.48  7/30/2010 Jefferies & Company Buy $12.00 $115  $136  $0.31  $0.44  7/30/2010 Needham & Company Buy $12.00 $115  $128  $0.43  $0.45  Median $115  $128  $0.32  $0.44   Management(2) NA NA $115 $137 $0.34 $0.43  Management, Adjusted(2,3) NA NA $115 $137 $0.40 $0.50  13

Present Value of Future Share Price Isis Has the Potential for Future Share Price Appreciation (1) Reflects management projections.  (2) Balance sheet as of 6/30/2010 includes capital lease obligations of $0.3 million. (3) FY2013 Isis figures as provided by Management. (4) Multiple ranges based on metrics provided on page 3. (5) Implied Fully Diluted Share Count calculated using treasury method. (6) Implied Future Share Prices were discounted using the WACC derived from beta range of public comparable companies. WACC derived from beta range of public comparable companies, calculated WACC of 12.09% sensitized for a range of 12.09% - 15.0%. ($ Millions, except per share figures)  14 Implied Price Per Share, Based on EBITDA Metric 7.5x 8.0x 8.5x 9.0x 9.5x 12.09% 11.43 12.08 12.73 13.38 14.03 13.00% 11.23 11.86 12.50 13.13 13.77 14.00% 11.00 11.63 12.25 12.87 13.50 15.00% 10.79 11.40 12.01 12.62 13.23 WACC (6) Key Assumptions (1) Discount Rate 13.0% Current Net Cash  (2) $58.4 2011 Cash Flow Generation $15.9 2012 Cash Flow Generation $23.8 2012 Cash Position $98.1 2011 Multiple (x) Implied Future Share Price Discounted Future Share Price  (5,6) Metric Multiple Ranges (4) Multiple Ranges (4) Multiple Ranges (4) Revenue $181.68 1.80x 2.30x $8.98 $10.86 $6.78 $8.20 EBITDA $81.62 7.50x 9.50x $14.87 $18.24 $11.23 $13.77 Adjusted EPS $1.31 13.00x 16.00x $16.98 $20.90 $12.82 $15.78 Applicable Isis  Figure  (3)

# Discounted Cash Flow Analysis

($ Millions, except per share figures)

| | Fiscal Year End, | | | | |
|---|---|---|---|---|---|
| | 2011P | 2012P | 2013P | 2014P | 2015P |
| Revenues | $136.7 | $158.9 | $181.7 | $205.3 | $230.1 |
| *Revenue Growth* | *18.8%* | *16.3%* | *14.3%* | *13.0%* | *12.1%* |
| **EBITDA** | **$57.9** | **$69.9** | **$81.6** | **$92.8** | **$104.6** |
| *EBITDA Margin* | *42.4%* | *44.0%* | *44.9%* | *45.2%* | *45.4%* |
| *EBITDA Growth* | | *20.8%* | *16.7%* | *13.7%* | *12.7%* |
| Less: D&A | (18.3) | (17.9) | (19.6) | (20.6) | (22.0) |
| **EBIT** | **39.6** | **52.1** | **62.0** | **72.1** | **82.6** |
| *Tax Rate* | *0.0%* | *0.0%* | *0.0%* | *40.5%* | *40.5%* |
| Less: Taxes [5] | 0.0 | 0.0 | 0.0 | (29.2) | (33.5) |
| **After-Tax EBIT** | **39.6** | **52.1** | **62.0** | **42.9** | **49.2** |
| Plus: D&A | 18.3 | 17.9 | 19.6 | 20.6 | 22.0 |
| Less: CapEx | (45.0) | (46.6) | (48.1) | (49.6) | (51.2) |
| Less: ΔNWC | 3.0 | 0.5 | 0.5 | 0.8 | 0.8 |
| **Unlevered Free Cash Flow** | **$15.9** | **$23.8** | **$34.1** | **$14.7** | **$20.7** |
| **Discounted Unlevered Free Cash Flow** | **$14.9** | **$21.1** | **$26.7** | **$10.2** | **$12.7** |
| **Implied Terminal Value** | | | | | **$889.0** |

| | | | |
|---|---|---|---|
| WACC | 13.0% | ∑ of Discounted Unlevered FCF | $85.6 |
| Terminal EBITDA Multiple | 8.5x | Discounted Terminal Value[4] | 482.5 |
| | | **Total Enterprise Value** | **$568.1** |

| Net Present Value Calculation | |
|---|---|
| Discount Rate (WACC) [1] | 13.0% |
| Terminal EBITDA Multiple | 8.5x |
| Terminal Tax Rate | 40.5% |
| Implied Terminal Growth Rate | 10.4% |
| ∑ of Discounted Unlevered FCF | $85.6 |
| Discounted Terminal Value | 482.5 |
| **Total Entity Value** | **$568.1** |
| Less Debt [2] | 0.0 |
| Plus Cash [2] | 60.7 |
| **Total Equity Value** | **$628.8** |
| Fully Diluted Shares Outstanding [3] | 47.9 |
| **Implied Price Per Share** | **$13.14** |

| | Implied Equity Value | | | |
|---|---|---|---|---|
| | | 7.5x | 8.5x | 9.5x |
| WACC | 12.09% | 590.9 | 650.0 | 709.1 |
| | 13.00% | 572.0 | 628.8 | 685.5 |
| | 14.00% | 552.2 | 606.6 | 660.9 |
| | 15.00% | 533.5 | 585.5 | 637.5 |

| | Implied Price Per Share | | | |
|---|---|---|---|---|
| | | 7.5x | 8.5x | 9.5x |
| WACC | 12.09% | 12.35 | 13.57 | 14.81 |
| | 13.00% | 11.97 | 13.14 | 14.31 |
| | 14.00% | 11.56 | 12.68 | 13.80 |
| | 15.00% | 11.17 | 12.24 | 13.31 |

Source: Figures shown from Isis management estimates and historical company filings; EBITDA and EBIT adjusted for stock based compensation expense.
(1) WACC derived from beta range of public comparable companies, calculated WACC of 12.09% sensitized for a range of 12.09% - 15.0%.
(2) Management projected 12/31/2010 balance sheet.
(3) Fully Diluted Shares Outstanding calculated using treasury method
(4) Discounted to transaction close of 12/31/2010.
(5) Assumes use of approximately $150 million of existing NOL's.

Project ISIS / September 2010

15

Jefferies

Representative Sources & Uses of Funds (5) Preliminary Valuation Analysis Source: Management estimates. (1) Excess cash balance assumes $60.7 million on balance sheet date of 12/31/2010 less $5.0 million minimum cash balance. (2) Purchase price calculated as $10.68 price (3) per share multiplied by the number of fully diluted shares outstanding at the offer price. Assumes $10.2 million in Sponsor, Isis and financing transaction fees and expenses. (4) Represents premium to the stock price of $9.64 on 9/13/2010. Representative sources & uses at a $10.68 purchase price, implied IRR of 18.0% at 8.5x exit multiple. ($Millions) (5) Representative Leveraged Buyout Analysis Transaction Overview and Assumptions Assumes: Transaction close on 12/31/2010 $5.0 million minimum cash balance 15% management options $10.2 million in transaction fees and expenses Target IRR of 18.0% - 22.0%  Proposed financing structure: $35 million Revolving Credit Facility $155 million of L + 525 Senior Secured Term Loan with a 1.5% floor  2015E EBITDA of $104.6M  16 Returns to Financial Sponsor Analysis 2010E Offer Implied Transaction Price Premium Multiple 2015E Exit Multiple (x) 2015E Exit Multiple (x) ($) (%)  (4)  (x) 7.50x 8.00x 8.50x 9.00x 9.50x 7.50x 8.00x 8.50x 9.00x 9.50x $8.95 (7.2%) 7.2x 22.0% 23.8% 25.4% 27.0% 28.5% 2.7x 2.9x 3.1x 3.3x 3.5x $9.80 1.7% 8.1x 18.2% 19.8% 21.4% 22.9% 24.3% 2.3x 2.5x 2.6x 2.8x 3.0x $10.68 10.8% 8.9x 14.9% 16.5% 18.0% 19.5% 20.8% 2.0x 2.1x 2.3x 2.4x 2.6x $11.51 19.4% 10.3x 12.3% 13.8% 15.3% 16.7% 18.0% 1.8x 1.9x 2.0x 2.2x 2.3x 2010 - 2015P IRR Returns (%)  2010 - 2015P Cash-On-Cash Returns (x) Uses of Funds Equity Purchase Price (2) $509.3 Transaction Fees & Expenses (3) 10.2 Total Sources of Funds: $519.5 Sources of Funds Excess Cash (1) $55.7 Senior Secured Term Loan 155.0 Sponsor Equity 308.8 Total Sources of Funds: $519.5

Appendix 17

# Comparable Company Analysis

## Operating Metrics

($ Millions)

| Company [1][2] | Revenue TTM | Revenue CY2010 | Revenue CY2011 | '10-'11 Rev. Growth | Gross Margin TTM | Gross Margin CY2010 | Gross Margin CY2011 | EBITDA Margin TTM | EBITDA Margin CY2010 | EBITDA Margin CY2011 | Net Margin TTM | Net Margin CY2010 | Net Margin CY2011 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Google Inc. | $26,214 | $28,315 | $32,672 | 15.4% | 63.3% | 64.0% | 63.5% | 45.8% | 45.2% | 46.6% | 32.6% | 32.1% | 33.2% |
| Yahoo! Inc. | $6,506 | $6,595 | $6,830 | 3.6% | 56.3% | 57.2% | 57.2% | 22.8% | 25.6% | 26.8% | 15.4% | 18.0% | 18.2% |
| AOL, Inc. | $2,850 | $2,388 | $2,047 | (14.3%) | 42.0% | 55.5% | 52.9% | 37.9% | 30.6% | 25.7% | 15.6% | 12.3% | 8.9% |
| QuinStreet, Inc. | $335 | $384 | $412 | 7.3% | 29.0% | 27.7% | 27.5% | 21.3% | 21.3% | 21.4% | 11.9% | 12.0% | 12.3% |
| Travelzoo Inc. | $104 | $109 | $118 | 8.2% | 94.0% | 94.1% | 94.0% | 18.8% | 18.7% | 17.0% | 8.6% | 8.7% | 9.3% |
| The Knot, Inc. | $111 | $114 | $123 | 8.1% | 78.9% | 78.6% | 77.8% | 15.3% | 11.0% | 10.8% | 11.2% | 4.7% | 5.2% |
| TechTarget, Inc. | $92 | $96 | $108 | 12.1% | 75.1% | 75.9% | 75.4% | 18.7% | 20.9% | 23.3% | 10.5% | 11.2% | 12.6% |
| Answers Corporation | $22 | $20 | $20 | (1.3%) | 79.9% | 78.9% | 79.2% | 33.6% | 27.4% | 26.9% | 25.0% | 33.2% | 17.6% |
| 75th Percentile | $3,764 | $3,439 | $3,243 | 9.2% | 79.2% | 78.7% | 78.2% | 34.7% | 28.2% | 26.8% | 18.0% | 21.5% | 17.8% |
| Median | $223 | $249 | $267 | 7.7% | 69.2% | 69.9% | 69.5% | 22.0% | 23.5% | 24.5% | 13.7% | 12.2% | 12.4% |
| 25th Percentile | $101 | $106 | $115 | 2.3% | 52.8% | 56.8% | 56.1% | 18.8% | 20.3% | 20.3% | 11.0% | 10.6% | 9.2% |
| **Isis[3]** | **$107** | **$115** | **$137** | **18.8%** | **81.7%** | **82.0%** | **83.4%** | **41.6%** | **41.2%** | **42.4%** | **16.6%** | **16.6%** | **17.3%** |

Note: Trailing Twelve Months ("TTM") for the period ending June 30, 2010 defined as the last twelve months of financial performance.
(1) Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010.
(2) Not Available (NA) when relevant or projected figure is not publicly available.
(3) Figures shown represent Management's estimates.

Project ISIS / September 2010 18

Jefferies

# Comparable Company Analysis

## Valuation Metrics

($ Millions, except per share figures)

| | | | | | TEV / Revenue | | | TEV / EBITDA | | | P / E | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company [1][2][3] | % of 52 Week High | EMC | Net Cash | TEV[4] | TTM | CY2010 | CY2011 | TTM | CY2010 | CY2011 | TTM | CY2010 | CY2011 |
| Google Inc. | 76.6% | $158,199 | $30,436 | $127,763 | 4.9x | 4.5x | 3.9x | 10.6x | 10.0x | 8.4x | 18.1x | 17.2x | 15.1x |
| Yahoo! Inc. | 71.8% | $18,512 | $3,629 | $14,884 | 2.3x | 2.3x | 2.2x | 10.1x | 8.8x | 8.1x | 19.4x | 16.2x | 13.7x |
| AOL, Inc. | 77.9% | $2,442 | $323 | $2,119 | 0.7x | 0.9x | 1.0x | 2.0x | 2.9x | 4.0x | 5.5x | 9.8x | 13.6x |
| QuinStreet, Inc. | 71.3% | $625 | $62 | $563 | 1.7x | 1.5x | 1.4x | 7.9x | 6.9x | 6.4x | NM | NM | 12.8x |
| Travelzoo Inc. | 95.2% | $350 | $32 | $317 | 3.1x | 2.9x | 2.7x | 16.2x | 15.6x | 15.8x | 39.0x | 36.4x | 32.5x |
| The Knot, Inc. | 63.8% | $271 | $124 | $147 | 1.3x | 1.3x | 1.2x | 8.6x | 11.7x | 11.0x | 19.9x | NM | NM |
| TechTarget, Inc. | 72.5% | $225 | $78 | $148 | 1.6x | 1.5x | 1.4x | 8.5x | 7.4x | 5.9x | 21.6x | 20.8x | 16.8x |
| Answers Corporation | 52.3% | $47 | $22 | $25 | 1.2x | 1.2x | 1.3x | 3.4x | 4.5x | 4.7x | 8.9x | 9.7x | 18.9x |
| **75th Percentile** | | $6,460 | $1,149 | $5,311 | 2.5x | 2.4x | 2.3x | 10.2x | 10.4x | 9.1x | 20.8x | 19.9x | 17.9x |
| **Median** | | $487 | $101 | $440 | 1.6x | 1.5x | 1.4x | 8.6x | 8.1x | 7.3x | 19.4x | 16.7x | 15.1x |
| **25th Percentile** | | $260 | $55 | $147 | 1.3x | 1.3x | 1.2x | 6.8x | 6.3x | 5.6x | 13.5x | 11.4x | 13.7x |
| Isis[3] | **83.8%** | **$459** | **$58** | **$401** | **3.7x** | **3.5x** | **2.9x** | **9.0x** | **8.5x** | **6.9x** | **25.4x** | **24.1x** | **19.4x** |

Note: Trailing Twelve Months ("TTM") for the period ending June 30, 2010 defined as the last twelve months of financial performance.
(1) Valuation information calculated using the closing price on 9/13/2010. Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010.
(2) Not Available (NA) when relevant or projected figure is not publicly available; NM is not meaningful (NM).
(3) Figures shown represent Management's estimates.
(4) Total Enterprise Value (TEV) defined as equity market capitalization plus debt less cash and cash equivalents.

Project ISIS / September 2010

19

Jefferies

Comparable Public Company Descriptions Company Description AOL AOL Inc. operates as a Web services company that offers a suite of brands and offerings for the worldwide audience. Its business spans online content, products, and services for consumers, publishers, and advertisers. The company produces digital content and sells display advertising. AOL Inc. operates approximately 80 branded and content sites. The company also provides various consumer applications comprising communications products and services, such as mail, instant messaging, and a suite of mobile offerings. In addition, AOL Inc. operates an advertising network in the United States, which focuses on building content for its consumers, as well as on providing products and services for its advertising and publishing partners. Answers Corporation Answers Corporation provides answer-based search services to users primarily through its Web site, Answers.com. The Answers.com Web site is a questions and answers site, which comprises WikiAnswers and ReferenceAnswers platforms to cater online consumers to locate answers to their questions. WikiAnswers is a community-generated social knowledge Q&A platform that is available in various languages, such as English, French, Italian, German, and Spanish, where people ask questions and the community answers them.  Google Google Inc., a technology company, maintains index of Web sites and other online content for users, advertisers, Google network members, and other content providers. It helps users to obtain instant access to relevant information from its online index. Its products and services include Google.com for search and personalization, which provides a wide platform for website search tools. The company’s products also comprise Google Docs, Gmail, Google Groups, and YouTube. In addition, it offers Google Chrome, Google Chrome OS and Android, a mobile software platform. The Knot The Knot, Inc. provides multiplatform media services to the wedding, newlywed, and pregnancy markets in the United States. The company provides online and offline services through various media, such as magazines, books, syndication, television, Web sites, and social media under the brand names of The Knot, The Nest, and The Bump. Its online services include the operation of Web sites that offer various services, including relevant lifestage content, personal wedding Web sites, local resource listings, active membership and community participation, user-generated content, one-stop registry shopping service, online stores, and Web site network and sister sites.  QuinStreet QuinStreet, Inc. provides online direct marketing and media services. The company offers online messaging, email broadcasting, search engine marketing, and brand management services. It caters to education, financial services, healthcare, advertising, and tourism sectors. QuinStreet, Inc. also operates web portal which offers comprehensive consumer information service and companion insurance brokerage service to self-directed insurance shoppers.  TechTarget TechTarget, Inc. provides specialized online content that brings together buyers and sellers of corporate information technology (IT) products. The company sells customized marketing programs that enable IT vendors to reach corporate IT decision makers who are researching specific IT purchases. It operates a network of approximately 60 Web sites, which focus on a specific IT sector, such as storage, security, or networking. The company’s online offerings include in-person events and specialized IT magazines, which enable advertisers to engage buyers in their decision-making process for IT purchases.  Travelzoo Travelzoo Inc., an Internet media company, publishes travel and entertainment offers from various travel and entertainment companies in North America and Europe. The company’s publications and products include the Travelzoo Web sites, the Travelzoo Top 20 e-mail newsletter, and the Newsflash e-mail alert service. It also offers the SuperSearch pay-per-click travel search tool; and the Travelzoo Network, a network of third-party Web sites that list deals published by Travelzoo. In addition, the company operates Fly.com, a travel search engine that allows users to find the best prices on flights from various airlines and online travel agencies. Its products provide advertising opportunities for airlines, hotels, cruise lines, vacation packagers, and other travel and entertainment companies. Yahoo! Yahoo! Inc. provides online properties and services to users; and marketing services to advertisers worldwide. Its integrated consumer experiences offerings include the Yahoo! Home Page, My Yahoo!, and Connected TV over the Web, mobile, or TV. Communications offerings comprise Yahoo! Mail and Yahoo! Messenger, which provide a range of communication services to users and small businesses across various devices and broadband Internet access partners. The company also offers media products and solutions comprising online media properties. In addition, the company provides a range of tools for online display advertising, including rich media, video, and targeting. Source: CapitalIQ.  20

# Precedent Transaction Analysis

## Select Digital Media Transactions Announced Since June 30, 2008

($ Millions)

| Announce Date | Buyer | Seller | Adjusted Price [1] | Adjusted Price/ Revenue[2] | Adjusted Price/ EBITDA[2] |
|---|---|---|---|---|---|
| 6/28/2010 | Bankrate, Inc. | NetQuote, Inc. | $205.0 | Conf. | Conf. |
| 6/28/2010 | Bankrate, Inc. | Creditcards.com | 145.0 | Conf. | Conf. |
| 5/20/2010 | Rakuten USA, Inc. | Buy.com, Inc. | 250.0 | 4.0x | NA |
| 3/8/2010 | COMP Capital Advisors | infoGROUP, Inc. | 643.2 | 1.3x | 6.8x |
| 10/27/2009 | GSI Commerce Inc. | Retail Convergence, Inc. [3] | 176.9 | 1.4x | NM |
| 8/9/2009 | Publicis Groupe SA | Razorfish | 545.1 | 1.4x | 14.2x |
| 7/22/2009 | Apax Partners Worldwide, LLP | Bankrate, Inc. | 495.5 | 3.2x | 9.6x |
| 9/15/2008 | Best Buy Co., Inc. | Napster, Inc. | 66.7 | 0.5x | NM |
| 8/29/2008 | Microsoft Corp. | Greenfield Online, Inc. | 421.5 | 3.1x | 10.4x |
| **75th Percentile** | | | $495.5 | 3.2x | 13.1x |
| **Median** | | | **$250.0** | **2.0x** | **10.8x** |
| **25th Percentile** | | | $176.9 | 1.4x | 9.8x |

(1) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known.
(2) Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce.
(3) Retail Convergence transaction excludes the potential earn-out of $170 million payable. Inclusion of the earn-out results in an Adjusted Revenue multiple of 2.8x; Adjusted EBITDA multiple is NM.

Project ISIS / September 2010 21

Jefferies

# Precedent Transaction Analysis (With Financial Sponsors)

Select Software & Digital Media Transactions By Financial Sponsors Announced Since January 1, 2009

($ Millions)

| Announce Date | Buyer | Seller | Adjusted Price [1] | Adjusted Price/ Revenue[2] | Adjusted Price/ EBITDA[2] |
|---|---|---|---|---|---|
| 6/2/2010 | Thoma Bravo | SonicWALL, Inc. | $496.2 | 2.4x | 12.5x |
| 5/17/2010 | Vision Solutions, Inc. | Double-Take Software | 150.9 | 1.8x | 8.2x |
| 5/3/2010 | Apax Partners | Sophos | 830.0 | 3.2x | NA |
| 3/8/2010 | CCMP Capital Advisors | infoGROUP, Inc. | 643.2 | 1.3x | 6.8x |
| 2/11/2010 | Advent; Bain Capital, Berkshire Partners | SkillSoft plc | 1,078.3 | 3.4x | 8.8x |
| 12/8/2009 | Francisco Partners | QuadraMed Corp | 104.9 | 0.7x | 6.7x |
| 7/22/2009 | Apax Partners Worldwide, LLP | Bankrate, Inc. | 495.5 | 3.2x | 9.6x |
| 7/7/2009 | Symphony Technology, Elliott Associates | MSC.Software Corporation | 211.4 | 0.9x | 6.5x |
| 6/12/2009 | Golden Gate & Infor | SoftBrands, Inc. | 84.0 | 0.8x | 5.7x |
| 4/13/2009 | Thoma Cressey Bravo | Entrust Inc. | 87.1 | 0.9x | 9.7x |
| 4/6/2009 | Vista Equity Partners | SumTotal Systems | 56.7 | 0.5x | 7.6x |
| 1/12/2009 | Vector Capital | Aladdin Knowledge Systems | 154.3 | 1.3x | 11.1x |
| 75th Percentile | | | $532.9 | 2.6x | 9.6x |
| Median | | | $182.8 | 1.3x | 8.2x |
| 25th Percentile | | | $100.4 | 0.9x | 6.7x |

(1) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known.
(2) Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce.

Project ISIS / September 2010

22

Jefferies

Premiums Paid Analysis 1 Day Prior To Announcement Number Of Transactions Selected Public Technology Transactions on U.S. Exchanges Between $500 Million and $1 Billion In Equity Value Since January 1, 2008 Assumes Isis’ 1-day prior share price of $9.64 as of 9/13/2010.  Assumes Isis’ 20-day prior share price of $10.27 as of 8/16/2010.  Premium Isis’s Implied   Share Price(1) 75th Percentile 37.4% $13.25 Median 28.6% $12.40 25th Percentile 21.6% $11.72 20 Days Prior To Announcement Number Of Transactions  Premium Isis’s Implied   Share Price(2) 75th Percentile 46.0% $14.99 Median 33.0% $13.66 25th Percentile 21.7% $12.50   23

# Public Premiums

Selected Public Technology Transactions since 1/1/2008 with Equity Consideration between $500 million and $1 billion

| Announce Date | Buyer | Seller | Seller Description | Premium Paid (%) 1 Day Prior | Premium Paid (%) 20 Days Prior |
|---|---|---|---|---|---|
| 6/3/2010 | Thoma Bravo | SonicWALL Inc | Designs and manufactures network security, content security, and business continuity solutions | 27.9% | 19.8% |
| 5/7/2010 | CGI Group Inc | Stanley Inc | Provides systems integration and professional services to the US federal government offering solutions | 29.3% | 22.6% |
| 4/28/2010 | Hewlett-Packard Co | Palm Inc | Manufactures and wholesales palm-sized computing devices | 23.1% | 51.6% |
| 4/16/2010 | Oracle Corp | Phase Forward Inc | Provides integrated clinical research suite of enterprise-level software products, services, and hosted solutions | 30.0% | 31.9% |
| 12/18/2009 | SAC Capital LLC and GSO Capital Partners LP | Airvana Inc | Provides network infrastructure products that are used by wireless operators to provide mobile broadband services | 22.6% | 22.4% |
| 7/22/2009 | Apax Partners Worldwide | Bankrate Inc | Provides online financial information and web hosting services | 15.8% | 18.3% |
| 6/4/2009 | Intel Corp | Wind River Systems Inc | Provides software optimization services | 43.8% | 56.9% |
| 2/10/2009 | Live Nation Entertainment | Ticketmaster Entertainment | Provides ecommerce retail services for ticket sales, ticket resale services, marketing and distribution | 8.5% | (4.3%) |
| 1/22/2009 | Autonomy Corp PLC | Interwoven Inc | Develops Internet-based content management software, including collaborative document management, e-mail management, and Web content management | 36.8% | 41.2% |
| 1/8/2009 | TD Ameritrade Inc | Thinkorswim Group Inc | Provides investor education, brokerage and related financial services to self-directed investors | 54.1% | 44.1% |
| 3/31/2008 | ANSYS Inc | Ansoft Corp | Develops electronic design automation software thereby streamlining the performance of electronic products, including cellular phones and Internet-access devices | 39.3% | 34.2% |
| 3/17/2008 | BMC Software Inc | BladeLogic Inc | Develops data center automation software enabling the linkage of people, management tasks, and configuration data to optimize IT infrastructure | 18.6% | 60.9% |

| | 1 Day Prior | 20 Days Prior |
|---|---|---|
| 75th Percentile | 37.4% | 46.0% |
| Median | 28.6% | 33.0% |
| 25th Percentile | 21.6% | 21.7% |

Project ISIS / September 2010

24

Jefferies

# Discounted Cash Flow Analysis

## WACC Calculation

($ Millions)

| Company Name | Total Debt | Market Value of Equity | Debt to Equity | Effective Tax Rate | Beta Levered[2] | Beta Unlevered |
|---|---|---|---|---|---|---|
| Google Inc. | $0.0 | $158,199.3 | 0.00 | 35.0% | 0.97 | 0.97 |
| Yahoo! Inc. | $170.3 | $18,512.3 | 0.01 | 35.0% | 1.05 | 1.04 |
| AOL, Inc. | $69.0 | $2,442.0 | 0.03 | 35.0% | 1.24 | 1.22 |
| QuinStreet, Inc. | $93.6 | $625.1 | 0.15 | 35.0% | 1.12 | 1.02 |
| Travelzoo Inc. | $0.0 | $349.6 | 0.00 | 35.0% | 0.79 | 0.79 |
| The Knot, Inc. | $0.0 | $271.0 | 0.00 | 35.0% | 0.93 | 0.93 |
| TechTarget, Inc. | $0.0 | $225.4 | 0.00 | 35.0% | 1.23 | 1.23 |
| Answers Corporation | $3.6 | $47.2 | 0.08 | 35.0% | 0.67 | 0.64 |
| ISIS | $0.3 | $459.3 | 0.00 | 35.0% | 0.75 | 0.75 |

| | |
|---|---|
| Mean | 0.98 |
| Median | 1.00 |

| | Current | At LBO | Cost of Capital Pre-Tax[3] | Cost of Capital After-Tax | Contribution to WACC | Contribution to WACC |
|---|---|---|---|---|---|---|
| Total Debt[1] | $0.3 | $155.0 | 7.8% | 5.0% | 0.0% | 1.7% |
| Market Value of Equity | $459.3 | $308.8 | | 12.1% | 12.1% | 9.8% |
| Total Capitalization | $459.6 | $463.8 | | | | |
| WACC | | | | | 12.1% | 11.4% |

| | | |
|---|---|---|
| Marginal Tax Rate | 35% | 35% |
| Unlevered Beta[2] | 1.00 | 1.00 |
| Capital Structure 1+(D(1-t)/E) | 1.00 | 1.33 |
| Relevered Beta | 1.00 | 1.32 |
| Risk-Free Rate[4] | 2.9% | 2.9% |
| Market Risk Premium[5] | 6.7% | 6.7% |
| Equity Size Premium[5] | 2.5% | 2.9% |
| Cost of Equity | 12.1% | 14.7% |

(1) Based on pro-forma transaction structure.
(2) 2-year weekly historical adjusted beta from Bloomberg Information Services.
(3) Based on estimated weighted average cost of debt.
(4) Based on 10-Year Treasury Bond Yield at 9/13/10.
(5) Source: Ibbotson Associates 2010 Yearbook.

Project ISIS / September 2010

25

Jefferies